Exhibit 99.1

    The Commerce Group, Inc. Announces 2005 Fourth Quarter Results
                        and Comparison to 2004

    WEBSTER, Mass.--(BUSINESS WIRE)--Feb. 2, 2006--The Commerce Group, Inc. (NYSE:CGI) today reported 2005 fourth quarter results. Net earnings were $63.5 million, or $1.87 per diluted share, compared to net earnings of $71.7 million or $2.14 per diluted share for 2004.
    During the fourth quarter of 2005, the Company had net realized investment gains of $2.1 million or $0.04 per diluted share, compared to gains of $14.0 million or $0.27 per diluted share in the fourth quarter of 2004. A complete breakdown of this information is included in the attached tables.
    Earned premiums were $430.6 million for the fourth quarter of 2005, compared to $425.0 million for 2004. A schedule of direct written premiums to earned premiums is included in the attached tables.
    The fourth quarter GAAP consolidated operating combined ratio was 89.0%, compared to 87.5% for 2004. The increase in the combined ratio was the result of an increase in the loss ratio partially offset by a decrease in the underwriting ratio. The Company's GAAP consolidated loss ratio for the fourth quarter of 2005 increased to 60.4% from 58.4% during the same period last year. The loss ratio increase was the result of several factors, including an increase in loss adjustment expenses and a small decline in the amount of favorable loss reserve development compared to the fourth quarter of last year, both partially offset by improved results from Commonwealth Automobile Reinsurers and a decrease in personal automobile bodily injury claim frequency. The Company's GAAP consolidated underwriting ratio decreased to 28.6%, as compared to 29.1% for last year's fourth quarter, primarily as a result of a decrease in our assessment from the Massachusetts Insurance Insolvency Fund partially offset by slightly higher accrued agents' profit sharing and higher 2005 policy year mandated Massachusetts personal automobile commission rates.

    Cumulative December 31, 2005 Results

    Net earnings for 2005 were $243.9 million, or $7.21 per diluted share, compared to net earnings of $214.4 million or $6.51 per diluted share for 2004.
    During 2005, the Company had net realized investment gains of $22.9 million or $0.44 per diluted share, compared to gains of $23.6 million or $0.47 per diluted share in 2004. A complete breakdown of this information is included in the attached tables.
    Earned premiums were $1,709.9 million for 2005, compared to $1,638.8 million for 2004. A schedule of direct written premiums to earned premiums is included in the attached tables.
    The 2005 GAAP consolidated operating combined ratio was 88.7%, compared to 90.0% for 2004. The decrease in the combined ratio was the result of a decrease in the loss ratio partially offset by an increase in the underwriting ratio. The Company's GAAP consolidated loss ratio for 2005 decreased to 61.4% from 63.8% last year. The improvement was the result of several factors, including: (1) an increase in average earned premium revenue per automobile; (2) improved results from C.A.R; and, (3) a decrease in the current year personal and commercial automobile bodily injury claim frequency. These items were partially offset by reduced favorable voluntary loss reserve development compared to 2004. The Company's GAAP consolidated underwriting ratio increased to 27.3%, as compared to 26.2% last year, primarily as a result of significantly higher accrued agents' profit sharing and slightly higher 2005 policy year mandated Massachusetts personal automobile commission rates, both partially offset by a decrease in our assessment from the Massachusetts Insurance Insolvency Fund. The higher accrued agents' profit sharing is an outcome of the improved loss ratio for 2005 versus 2004.
    A complete presentation of December 31, 2005 and 2004 financial statement information is included in the financial statements attached to this press release. All quarterly figures are unaudited and all results are reported in accordance with accounting principles generally accepted in the United States (GAAP). Additional supplemental financial information will be available by Friday morning on the Company's website at www.commerceinsurance.com, under the "Links" section of the "News and Investor Information" area.
    At December 31, 2005, the Company had authority to purchase approximately 858,000 additional shares of common stock under the current Board of Directors' stock re-purchase authorization. During 2005, the Company issued approximately 187,000 shares of common stock related to all option exercises. Approximately 133,000 of these issued shares were from the American Commerce Insurance Company agents' stock option program, of which approximately 2.4 million options remain outstanding at various exercise prices and vesting dates. The remainder of the issued shares resulted from the stock option program for officers, of which approximately 11,000 options remain fully vested and outstanding.

    About The Commerce Group, Inc.

    The Commerce Group, Inc. is headquartered in Webster, Massachusetts. Property and casualty insurance subsidiaries include The Commerce Insurance Company and Citation Insurance Company in Massachusetts, Commerce West Insurance Company in California, and American Commerce Insurance Company in Ohio. Through its subsidiaries' combined insurance activities, the Company is ranked as the 19th largest personal automobile insurance group in the country by A.M. Best Company, based on 2004 direct written premium information. The Company and its insurance subsidiaries are rated A+ (Superior) by A.M. Best.

    Forward-Looking Statements

    This press release may contain statements that are not historical fact and constitute "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities
Exchange Act.
    Statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as "anticipates," "estimates," "plans," "projects," "continuing," "ongoing," "expects," "may," "will," "could," "likely," "should," "management believes," "we believe," "we intend," and similar words or phrases.
    These statements may address, among other things, our strategy for growth, business development, regulatory approvals, market position, expenditures, financial results and reserves. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. All forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this press release and in our Forms 10-K and 10-Q, and other documents filed with the SEC. Among the key factors that could cause actual results to differ materially from forward-looking statements:

    -- the possibility of severe weather, terrorism and other adverse catastrophic experiences;

    -- adverse trends in claim severity or frequency and the uncertainties in estimating property and casualty losses;

    --  adverse state and federal regulations and legislation;

    --  adverse judicial decisions;

    -- adverse changes to the laws, regulations and rules governing the residual market system in Massachusetts;

    -- fluctuations in interest rates and the performance of the financial markets in relation to the composition of our investment portfolio;

    -- premium rate making decisions for private passenger automobile policies in Massachusetts;

    --  potential rate filings;

    --  heightened competition;

    -- our concentration of business within Massachusetts and within the personal automobile line of business;

    -- market disruption in Massachusetts, if competitors exited the market or become insolvent;

    --  the cost and availability of reinsurance;

    -- our ability to collect on reinsurance and the solvency of our reinsurers;

    --  the effectiveness of our reinsurance strategies;

    -- telecommunication and information systems problems, including failures to implement information technology projects timely and within budget;

    -- our ability to maintain favorable ratings from rating agencies, including A.M. Best, S&P, Moody's and Fitch;

    --  our ability to attract and retain independent agents;

    -- our ability to retain our affinity relationships with AAA clubs, especially in Massachusetts;

    -- our dependence on a key third party service vendor for our business in Massachusetts;

    --  our dependence on our executive officers; and,

    -- the economic, market or regulatory conditions and risks associated with entry into new markets and diversification.

    You should not place undue reliance on any forward-looking statement. The risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statement made by us or on our behalf. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.


THE COMMERCE GROUP, INC. (NYSE - CGI)
CONSOLIDATED BALANCE SHEET
December 31, 2005 and 2004
(Thousands of Dollars, Except Per Share Data)
Unaudited

                                               Dec. 31,     Dec. 31,
                                                 2005         2004
                                              -----------  -----------
Assets:
Investments
  Fixed maturities, at market                $ 2,029,173  $ 1,692,523
  Preferred stocks, at market                $   393,681  $   422,344
  Common stocks, at market                   $   102,344  $    81,433
  Preferred stock mutual funds, at equity    $    96,332  $    61,429
  Mortgage loans and collateral notes
   receivable                                $    17,746  $    14,735
  Cash and cash equivalents                  $    97,942  $   220,988
  Other investments, at equity               $    28,111  $    34,281

      Total investments                      $ 2,765,329  $ 2,527,733

Accrued investment income                    $    22,267  $    18,643
Premiums receivable                          $   475,112  $   459,775
Deferred policy acquisition costs            $   174,415  $   163,645
Property and equipment, net                  $    61,625  $    53,757
Due from reinsurers                          $   142,923  $   133,328
Residual market receivable                   $   191,309  $   193,618
Deferred income taxes                        $    68,926  $    43,372
Other assets                                 $    25,104  $    18,372

      Total assets                           $ 3,927,010  $ 3,612,243

Liabilities:
  Unpaid losses and LAE                      $   989,196  $   990,260
  Unearned premiums                          $   933,160  $   902,566
  Bonds payable                              $   298,388  $   298,186
  Current income taxes                       $     9,601  $     5,115
  Deferred income                            $     8,757  $     9,906
  Accrued agents' profit sharing             $   187,760  $   109,432
  Payable for securities purchased           $     8,019  $    11,871
  Outstanding checks payable                 $    42,283  $    39,356
  Advance premiums and commissions payable   $    50,123  $    50,190
  Other liabilities                          $    88,697  $    74,079

      Total liabilities                      $ 2,615,984  $ 2,490,961

Minority interest                            $     5,957  $     5,126

Stockholders' equity:
  Preferred stock                                      -            -
  Common stock                               $    20,458  $    20,364
  Paid-in capital                            $   148,130  $   134,943
  Net accumulated other comprehensive (loss)
   income                                    $    (6,810) $    16,403
  Retained earnings                          $ 1,363,507  $ 1,169,009

      Stockholders' equity before treasury
       stock                                 $ 1,525,285  $ 1,340,719

  Treasury stock                             $  (220,216) $  (224,563)

      Total stockholders' equity             $ 1,305,069  $ 1,116,156

      Total liabilities, minority interest
       and stockholders' equity              $ 3,927,010  $ 3,612,243

Common shares outstanding                     33,653,202   33,322,749

Stockholders' equity per share               $     38.78  $     33.50



THE COMMERCE GROUP, INC.  (NYSE -  CGI)
CONSOLIDATED STATEMENT OF EARNINGS
Three Months and Years Ended December 31, 2005 and 2004
(Thousands of Dollars, Except Per Share Data)
Unaudited

                      Three Months Ended            Years Ended
                         December 31,               December 31,
                   ------------------------  ------------------------
                       2005         2004         2005         2004
                   -----------  -----------  -----------  -----------
Revenues:
  Earned premiums  $   430,633  $   425,003  $ 1,709,924  $ 1,638,833
  Net investment
   income          $    32,851  $    29,981  $   123,211  $   115,711
  Premium finance
   and service
   fees            $     6,843  $     6,904  $    28,298  $    28,281
  Net realized
   investment
   gains           $     2,107  $    14,018  $    22,907  $    23,628
  Other income     $        37  $         3  $        41  $       118

      TOTAL
       REVENUES    $   472,471  $   475,909  $ 1,884,381  $ 1,806,571

Expenses:
  Losses and LAE   $   260,012  $   248,234  $ 1,050,186  $ 1,044,840
  Policy
   acquisition
   costs           $   116,531  $   120,351  $   463,297  $   439,232
  Interest expense
   & amortization
   of bond fees    $     4,582  $     4,610  $    18,293  $    18,313

      TOTAL
       EXPENSES    $   381,125  $   373,195  $ 1,531,776  $ 1,502,385

      Earnings
       before
       income
       taxes and
       minority
       interest    $    91,346  $   102,714  $   352,605  $   304,186

Income taxes       $    27,622  $    30,770  $   107,768  $    89,003

      Earnings
       before
       minority
       interest    $    63,724  $    71,944  $   244,837  $   215,183

Minority interest
 in net earnings
 of subsidiary     $      (242) $      (257) $      (925) $      (752)

      NET EARNINGS $    63,482  $    71,687  $   243,912  $   214,431

COMPREHENSIVE
 INCOME            $    58,348  $    76,302  $   220,699  $   201,751

EARNINGS PER
 COMMON SHARE:
  BASIC            $      1.89  $      2.16  $      7.26  $      6.54
  DILUTED          $      1.87  $      2.14  $      7.21  $      6.51

Cash dividends
 paid per common
 share             $      0.38  $      0.33  $      1.47  $      1.31

Weighted average
 shares
 outstanding:
  BASIC             33,653,201   33,247,064   33,585,858   32,802,023
  DILUTED           33,864,032   33,558,547   33,847,665   32,952,714



THE COMMERCE GROUP, INC. (NYSE - CGI)
ADDITIONAL EARNINGS INFORMATION
Three Months and Years December 31, 2005 and 2004
(Thousands of Dollars, Except Per Share Data)
Unaudited

                            Three Months Ended       Years Ended
                               December 31,          December 31,
                           -------------------  ----------------------
                             2005       2004       2005        2004
                           ---------- --------  ----------  ----------

ADDITIONAL EARNINGS INFORMATION:

Direct written premiums to earned
 premiums reconciliation:
  Direct written premiums  $404,143  $405,056  $1,874,231  $1,838,241
  Assumed premiums         $ 24,419  $ 25,783  $  132,098  $  128,152
  Ceded premiums           $(58,791) $(57,901) $ (270,138) $ (253,850)

    Net written premiums   $369,771  $372,938  $1,736,191  $1,712,543
    Decrease (increase) in
     unearned premiums     $ 60,862  $ 52,065  $  (26,267) $  (73,710)

      Earned premiums      $430,633  $425,003  $1,709,924  $1,638,833

GAAP consolidated
 operating ratios:(1)
  Loss ratio                   60.4%     58.4%       61.4%       63.8%
  Underwriting ratio           28.6%     29.1%       27.3%       26.2%
    Combined ratio             89.0%     87.5%       88.7%       90.0%

GAAP operating ratios for combined
 insurance subsidiaries only:(2)
  Loss ratio                   59.5%     56.9%       60.7%       62.7%
  Underwriting ratio           27.7%     27.4%       26.6%       25.4%
    Combined ratio             87.2%     84.3%       87.3%       88.1%

Breakdown of net realized
 investment gains:
  Fixed maturities         $  1,236  $ 10,097  $   21,135  $   12,733
  Preferred stocks         $  1,371  $  1,148  $    3,553  $   12,457
  Common stocks            $      -  $  1,457  $      911  $    6,628
  Preferred stock mutual
   funds:
    Due to increase
     (decrease) in NAV     $   (534) $  3,289  $      696  $    3,296
    Due to sales           $      -  $    (85) $        -  $        -
  Venture capital fund
   investments             $   (989) $ (1,105) $      837  $    3,668
  Other                    $  1,023  $     (1) $      627  $     (205)
  Other than temporary
   writedowns              $      -  $   (782) $   (4,852) $  (14,949)

    Net realized
     investment gains
     before tax            $  2,107  $ 14,018  $   22,907  $   23,628
  Income tax expense at
   35%                     $    737  $  4,906  $    8,017  $    8,270

    Net realized
     investment gains
     after tax             $  1,370  $  9,112  $   14,890  $   15,358

    Per diluted share net
     realized gains after
     tax                   $   0.04  $   0.27  $     0.44  $     0.47


(1) GAAP consolidated operating ratios are calculated as in (2) below using the combined insurance subsidiaries' loss and underwriting results, adding to them the expenses of the holding companies (corporate expenses) in order to equal the loss and underwriting expense amounts on the income statement. For purposes of the U/W ratio, underwriting expenses are grossed-up for the increase (decrease) in deferred acquisition costs of ($10,780) and ($11,911) for the three months ended and $10,770 and $10,037 for the years ended December 31, 2005 and 2004, respectively.

(2) GAAP operating ratios for combined insurance subsidiaries are calculated as follows: (a) The loss ratio represents losses and LAE divided by earned premiums; and, (b) The underwriting ratio represents underwriting expenses (excluding changes in deferred acquisition costs), divided by net premiums written. No corporate expenses are included in the calculations.


    CONTACT: The Commerce Group, Inc.
             Randall V. Becker, 508-949-4129